Exhibit 23(b)

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Forms S-8 Nos 033-63210 and 333-67933) pertaining to the Canada Southern Petroleum Ltd. 1992 Stock Option Plan and the Canada Southern Petroleum Ltd. 1998 Stock Option Plan of our report dated March 7, 2003, with respect to the consolidated financial statements of Canada Southern Petroleum Ltd. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

Calgary, Canada

/s/ Ernst & Young LLP

March 7, 2003

Chartered Accountants